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                                                                    Exhibit 16.1


[PRICEWATERHOUSECOOPERS LOGO]

                                                      PRICEWATERHOUSECOOPERS LLP
                                                      100 East Broad Street
                                                      Suite 2100
                                                      Columbus OH 43215-3671
                                                      Telephone (614) 225 8700
                                    August 5, 1998    Facsimile (614) 224 1044


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by BANC ONE CORPORATION (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report for the month of August 1998. We agree with the statements concerning our Firm in such Form 8-K/A.


                                             Very truly yours,

                                             /s/ PricewaterhouseCoopers LLP

                                             PricewaterhouseCoopers LLP